Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Energy Reports Second Quarter 2017 Results and Updates 2017 Capital Budget

CANONSBURG, Pa., August 2, 2017 /PRNewswire/ – Rice Energy Inc. (NYSE: RICE) (“Rice Energy”) today reported second quarter 2017 financial and operating results. Highlights include:

•	Net production averaged 1,354 MMcfe/d, a 6% increase from first quarter 2017

•	Rice Midstream Holdings LLC (“RMH”) gathering throughput averaged 1,175 MDth/d, a 21% increase from first quarter 2017

•	Lease operating expense of $0.14 per Mcfe, a 30% decrease relative to first quarter 2017

•	Net income attributable to common stockholders of $62.9 million, or $0.30 per diluted share

•	Reported Adjusted EBITDAX(1) of $229.5 million

•	Exited the quarter with low leverage(1) of 1.5x

•	Entered into a definitive merger agreement pursuant to which EQT Corporation (NYSE: EQT) (“EQT”) will acquire all of the outstanding shares of Rice Energy common stock for total net consideration of approximately $6.7 billion

•	Acquired 16,500 net undeveloped acres in the Marcellus Shale core primarily in Greene County, Pennsylvania for $180 million in July 2017

•	Entered into a purchase and sale agreement (“PSA”) to sell the Barnett assets producing 76 MMcfe/d for $175 million, subject to customary closing purchase price adjustments

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We delivered solid results this quarter, a reflection of the hard work and dedication of our entire team. We achieved record production and throughput, significantly reduced our operating costs, increased our core acreage position by almost 20,000 net acres and divested a non-core asset. I am proud of our team’s collaborative efforts, evidenced by our strong quarterly results and successful strategic transactions.”

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDAX, Further Adjusted EBITDAX and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Further Adjusted EBITDAX.

2017 Capital Budget Update

We are updating our 2017 drilling and completion capital (“D&C”) budget to reflect well costs continuing to trend below budget driven by operational efficiencies in both the Marcellus and Utica that offset previously anticipated rising service costs. Additionally, we are increasing our land capital budget due to continued success acquiring leasehold and royalties that extend lateral lengths, lower cost structure and increase single well returns primarily in Greene County, Pennsylvania. We decreased our D&C capital budget from $1,035 million to $965 million, a decrease of 7%. We increased our land budget from $225 million to $245 million and also expect to spend an additional $115 million on royalty acquisitions. At RMH, we decreased our capital budget from $315 million to $300 million, a 5% decrease, as capital projects are trending below budget relative to prior expectations.

Proposed Merger with EQT Corporation

As previously announced, on June 19, 2017, Rice Energy and EQT entered into a definitive merger agreement, pursuant to which EQT will acquire all of the outstanding shares of Rice Energy common stock for total net consideration of approximately $6.7 billion, consisting of 0.37 shares of EQT common stock and $5.30 in cash per share of Rice Energy common stock. EQT will also obtain Rice Energy’s midstream assets, including a 92% interest in Rice Midstream GP Holdings LP, which owns 100% of the general partner incentive distribution rights and 28% of the limited partner interests in Rice Midstream Partners LP (NYSE: RMP) (“RMP”), and the retained midstream assets currently held at Rice Energy. EQT will also assume, retire or refinance approximately $1.5 billion of net debt and preferred equity. Subject to the approval by both Rice Energy and EQT shareholders and certain customary regulatory and other closing conditions, the transaction is expected to close in the fourth quarter 2017.

In light of the pending merger with EQT, we have discontinued providing guidance and long-term outlook information regarding our results of operations. In addition, investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, which forward-looking statements spoke only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

Second Quarter 2017 Results

Consolidated Results	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Operating revenues (in thousands)	$398,307	$792,113

Operating expense	(in thousands)	($ / Mcfe)	(in thousands)	($ / Mcfe)
Lease operating(1)	$17,485	$0.14	$39,944	$0.17
Gathering, compression, transportation	39,131	0.32	78,557	0.33
Production taxes and impact fees	6,679	0.05	12,832	0.05
General and administrative(1)	32,997	0.27	61,735	0.26
Depreciation, depletion and amortization	145,904	1.18	282,782	1.19

	(in thousands)	(per diluted share)	(in thousands)	(per diluted share)
Net income attributable to common stockholders	$62,869	$0.30	$28,239	$0.14
Adjusted EBITDAX(2)	$229,507		$473,726
Adjusted net income	$42,560	$0.20	$72,210	$0.35

Financial position (in millions)	As of June 30, 2017
Total liquidity(3)	$1,726
Cash and cash equivalents	$162
Long-term debt	$1,600
Leverage(2)	1.5x

As of June 30, 2017, our liquidity position, excluding RMP, was $1,726 million comprised of $1,499 million of upstream liquidity ($110 million of cash on hand and $1,389 million revolver availability) and $227 million of RMH liquidity ($39 million of cash on hand and $188 million revolver availability). Our balance sheet remains strong with low leverage(2) of 1.5x.

1.	Excludes stock-based compensation expense of $0.2 million and $6.2 million attributable to lease operating and general and administrative expenses, respectively, for the three months ended June 30, 2017 and $0.4 million and $11.3 million is included in lease operating and general and administrative expenses, respectively, for the six months ended June 30, 2017.
2.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDAX, Further Adjusted EBITDAX and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Further Adjusted EBITDAX.
3.	Excludes Rice Midstream Partners LP.

E&P Segment Results	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Production
Net production (Bcfe)	123	238
Net production (MMcfe/d)	1,354	1,313
Operated	93%	92%

Operating revenues (in thousands)
Natural gas, oil & NGL sales	$348,892	$705,726
Other revenue	11,350	17,979
Realized loss on derivative instruments	(17,390)	(29,753)

Total operating revenues and realized loss on derivative instruments	$342,852	$693,952

Realized Pricing ($/MMBtu)
NYMEX Henry Hub price	$3.18	$3.25
Average basis impact	(0.41)	(0.34)
FT fuel and variables	(0.08)	(0.09)
Btu uplift (MMBtu/Mcf)	0.14	0.14

Pre-hedge realized price ($/Mcf)	2.83	2.96
Post-hedge realized price ($/Mcf)	$2.69	$2.84

Operating expenses	(in thousands)	($ / Mcfe)	(in thousands)	($ / Mcfe)
Lease operating(1)	$17,580	$0.14	$40,039	$0.17
Gathering and compression	53,854	0.44	100,567	0.42
Transportation	32,061	0.26	67,243	0.28
Production taxes and impact fees	6,679	0.05	12,832	0.05
Exploration	7,106	0.06	11,118	0.05
General and administrative(1)	20,730	0.17	39,950	0.17
Depreciation, depletion and amortization	141,478	1.15	273,317	1.15
Operating income (in thousands)			$58,441	$50,734

E&P capital expenditures (in millions)
Operated Marcellus			$96	$203
Operated Ohio Utica			69	133
Non-operated Utica			25	34

Total Drilling & Completion			190	370
Land(2)			53	104

Total			$243	$474

Financial position (in millions)	As of June 30, 2017
E&P liquidity	$1,499
Cash and cash equivalents	$110
Long-term debt	$1,281

E&P Operational Highlights	Three Months Ended June 30, 2017
	Marcellus	Utica	Barnett	Total
Production (MMcfe/d)	885	393	76	1,354

Operational activity (net wells)
Drilled	22	4	—	26
Completed	9	7	—	16
Average lateral lengths	9,200	9,800	—	—

Appalachia net acres	190,000	65,000	—	255,000	(3)

During the quarter, we turned to sales 18 net Marcellus wells with an average lateral length of 9,200 feet and 7 net operated Utica wells with an average lateral length of 10,500 feet. Our second quarter development costs per lateral foot were under budget and averaged $805 in the Marcellus and $1,105 in the Utica for wells drilled and completed.

Subsequent to quarter end, we completed an acquisition of 16,500 net acres in the Marcellus Shale core in Pennsylvania and West Virginia from an undisclosed seller for $180 million. This acquisition is highly complementary to our existing position and consists of 11,700 net undeveloped acres in Greene County, Pennsylvania and 4,800 net undeveloped acres in Monongalia and Wetzel counties, West Virginia. The leasehold has attractive terms with an average NRI of 86% and 97% of it is held in fee or expires beyond 2021. The acquired Greene County acreage is automatically dedicated to RMP pursuant to its gas gathering and compression and water services agreements.

In addition, on July 11, 2017, we entered into a PSA to sell approximately 36,000 net non-core Barnett Shale acres to an undisclosed private buyer for $175 million, subject to customary closing purchase price adjustments. Included in the transaction is approximately 76 MMcfe/d of second quarter net production. Proceeds from the sale will be used for general corporate purposes and the transaction is expected to close in the third quarter 2017 with an effective date of January 1, 2017.

1.	Excludes stock-based compensation expense of $0.2 million and $4.9 million attributable to lease operating and general and administrative expenses, respectively, for the three months ended June 30, 2017 and $0.4 million and $8.9 million is included in lease operating and general and administrative expenses, respectively, for the six months ended June 30, 2017.
2.	Excludes $37 million and $49 million of royalty purchases for the three and six months ended June 30, 2017, respectively. During the first six months of the year, we added approximately 6,000 royalty acres.
3.	Excludes 16,500 net Marcellus acres acquired subsequent to quarter end.

RMH Segment Results (in thousands, except volumes)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Operating volumes (MDth/d)
Gathering volumes
Affiliate	452	457
Third-party	723	616

Total	1,175	1,073

Compression volumes
Affiliate	216	256
Third-party	230	246

Total	446	502

Operating revenues
Gathering	$29,334	$52,874
Compression	2,613	5,918

Total	31,947	58,792

Total operating expenses	11,847	18,858

Operating income	$20,100	$39,934

Capital expenditures (in millions)	$44	$113

LP + IDR cash distributions received from RMP(1) (in millions)	$9	$17

Financial position (in millions)	As of June 30, 2017
RMH liquidity	$227
Cash and cash equivalents	$39
Revolving credit facility	$113

Acreage dedication	172,000
Third-party	72%

Second quarter gathering throughput averaged 1,175 MDth/d, which consisted of 921 MDth/d related to the operations of Rice Olympus Midstream (“ROM”) and 523 MDth/d related to the operations of Strike Force Midstream, offset by an elimination of 270 MDth/d that is related to operations of both ROM and Strike Force Midstream.

1.	Net of 91.75% ownership interest.

RMP Segment Results (in thousands, except volumes)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Operating volumes (MDth/d)
Gathering volumes
Affiliate	1,144	1,074
Third-party	216	224

Total	1,360	1,298

Compression volumes
Affiliate	676	635
Third-party	216	224

Total	892	859

Water services assets (MMGal)
Pennsylvania	149	373
Ohio	275	416

Total	424	789

Operating revenues
Gathering	$40,314	$76,534
Compression	6,270	12,052
Water	25,793	46,541

Total	72,377	135,127

Total operating expenses	25,364	47,518

Operating income	47,013	87,609

Capital expenditures (in millions)	$41	$73

Financial position (in millions)	As of June 30, 2017
RMP liquidity	$656
Cash and cash equivalents	$12
Revolving credit facility	$206

Acreage dedication	221,000
Third-party	13%

On July 21, 2017, RMP declared a quarterly distribution of $0.2711 per unit for the second quarter 2017, an increase of $0.0103 per unit, or 4%, relative to first quarter 2017. The distribution will be payable on August 17, 2017 to unitholders of record as of August 8, 2017.

RMP’s results were released today and are available at www.ricemidstream.com.

Conference Call

Rice Energy will host a conference call on August 3, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss second quarter 2017 results. The conference format will only include prepared remarks, given the restrictions related to discussing the signed merger agreement with EQT.

To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from our homepage.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company focused on the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included or incorporated herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), projected operational results, production growth, basis exposure, hedging, the timing and number of well completions, forecasted gathering volumes, revenues, Adjusted EBITDAX, further Adjusted EBITDAX; distribution growth, distributable cash flow, the timing of completion and nature of midstream projects, the terms, timing and completion of any acquisitions or divestitures, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; and risks related to joint venture operations. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

This release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between EQT and Rice.

In connection with the proposed transaction, EQT has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on July 27, 2017, that includes a joint proxy statement of EQT and Rice and also constitutes a prospectus of EQT. Each of EQT and Rice also plan to file other relevant documents with the SEC regarding the proposed transactions. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. The definitive joint proxy statement/prospectus(es) for EQT and/or Rice will be mailed to shareholders of EQT and/or Rice, as applicable.

INVESTORS AND SECURITY HOLDERS OF EQT AND RICE ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about EQT and Rice, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT will be available free of charge on EQT’s website at www.eqt.com or by directing a request to Investor Relations, EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3111, Tel. No. (412) 553-5700. Copies of the documents filed with the SEC by Rice will be available free of charge on Rice’s website at www.riceenergy.com or by directing a request to Investor Relations, Rice Energy Inc., 2200 Rice Drive, Canonsburg, Pennsylvania 15317, Tel. No. (724) 271-7200.

EQT, Rice and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Rice is set forth in Rice’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 17, 2017. Information about the directors and executive officers of EQT is set forth in its proxy statement for its 2017 annual meeting, which was filed with the SEC on March 6, 2017. These documents may be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from EQT or Rice using the sources indicated above.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceEnergy.com

Rice Energy Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2017	2016	2017	2016
Operating revenues:
Natural gas, oil and natural gas liquids sales	$348,892	$122,312	$705,726	$234,754
Gathering, compression and water services	38,065	23,728	68,408	48,280
Other revenue	11,350	9,958	17,979	12,906

Total operating revenues	398,307	155,998	792,113	295,940

Operating expenses:
Lease operating	17,485	8,913	39,944	19,888
Gathering, compression and transportation	39,131	27,169	78,557	55,301
Production taxes and impact fees	6,679	2,659	12,832	4,310
Exploration	7,106	5,548	11,118	6,538
Midstream operation and maintenance	8,326	4,596	14,962	14,144
Incentive unit expense	4,800	14,840	7,683	38,982
Acquisition expense	2,408	84	2,615	556
Stock compensation expense	6,411	6,232	11,701	11,042
Impairment of gas properties	—	—	92,355	—
Impairment of fixed assets	—	—	—	2,595
General and administrative	32,997	23,123	61,735	43,356
Depreciation, depletion and amortization	145,904	84,752	282,782	163,937
Amortization of intangible assets	406	403	808	811
Other expense	13,207	11,457	19,365	15,648

Total operating expenses	284,860	189,776	636,457	377,108

Operating income (loss)	113,447	(33,778)	155,656	(81,168)
Interest expense	(27,269)	(24,802)	(54,292)	(49,323)
Other income	273	2,549	453	2,762
Gain (loss) on derivative instruments	103,558	(201,555)	88,779	(131,376)
Loss on embedded derivatives	(15,417)	—	(15,417)	—
Amortization of deferred financing costs	(3,426)	(1,618)	(6,078)	(3,169)

Income (loss) before income taxes	171,166	(259,204)	169,101	(262,274)
Income tax (expense) benefit	(33,917)	120,496	(33,341)	126,871

Net income (loss)	137,249	(138,708)	135,760	(135,403)
Less: Net income attributable to noncontrolling interests	(53,724)	(17,977)	(78,533)	(38,870)

Net income (loss) attributable to Rice Energy Inc.	83,525	(156,685)	57,227	(174,273)
Less: Preferred dividends and accretion of redeemable noncontrolling interests	(20,656)	(7,944)	(28,988)	(11,402)

Net income (loss) attributable to Rice Energy Inc. common stockholders	$62,869	$(164,629)	$28,239	$(185,675)

Earnings (loss) per share—basic	$0.31	$(1.07)	$0.14	$(1.28)
Earnings (loss) per share—diluted	$0.30	$(1.07)	$0.14	$(1.28)

Rice Energy Inc.

Segment Results of Operations

(Unaudited)

Exploration and Production Segment

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except volumes)	2017	2016	2017	2016
Operating volumes:
Natural gas production (MMcf)	121,942	68,702	235,133	129,744
Oil and NGL production (MBbls)	208	41	431	97

Total production (MMcfe)	123,189	68,946	237,719	130,325

Operating results:
Operating revenues:
Natural gas, oil and NGL sales	$348,892	$122,312	$705,726	$234,754
Other revenue	11,350	9,958	17,979	12,906

Total operating revenues	360,242	132,270	723,705	247,660

Operating expenses:
Lease operating	17,580	8,913	40,039	19,888
Gathering, compression and transportation	85,915	51,307	167,810	99,510
Production taxes and impact fees	6,679	2,659	12,832	4,310
Exploration	7,106	5,548	11,118	6,538
Incentive unit expense	4,664	14,141	7,464	37,012
Acquisition costs	1,356	—	1,563	—
Impairment of gas properties	—	—	92,355	—
Impairment of fixed assets	—	—	—	2,595
Stock compensation expense	5,083	3,347	9,268	5,982
General and administrative	20,730	15,191	39,950	29,092
Depreciation, depletion and amortization	141,478	79,515	273,317	154,471
Other expense	11,210	11,097	17,255	15,500

Total operating expenses	301,801	191,718	672,971	374,898

Operating income (loss)	$58,441	$(59,448)	$50,734	$(127,238)

Average costs per Mcfe:
Lease operating	$0.14	$0.13	$0.17	$0.15
Gathering and compression	0.44	0.42	0.42	0.41
Transportation	0.26	0.32	0.28	0.35
Production taxes and impact fees	0.05	0.04	0.05	0.03
Exploration	0.06	0.08	0.05	0.05
Incentive unit expense	0.04	0.21	0.03	0.28
Stock compensation	0.04	0.05	0.04	0.05
General and administrative	0.17	0.22	0.17	0.22
Depreciation, depletion and amortization	1.15	1.15	1.15	1.19

Rice Midstream Holdings Segment

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except volumes)	2017	2016	2017	2016
Operating volumes:
Gathering volumes (MDth/d)	1,175	658	1,073	556
Compression volumes (MDth/d)	446	461	502	412

Operating results:
Operating revenues:
Gathering revenues	$29,334	$9,240	$52,874	$17,776
Compression revenues	2,613	2,633	5,918	4,748

Total operating revenues	31,947	11,873	58,792	22,524

Operating expenses:
Midstream operation and maintenance	991	457	1,738	1,458
Incentive unit expense	136	699	219	1,970
Acquisition expense	556	84	556	484
Stock compensation expense	1,201	1,751	2,174	2,940
General and administrative	5,196	3,325	9,007	5,900
Depreciation, depletion and amortization	1,790	1,556	3,187	2,645
Other expense	1,977	—	1,977	—

Total operating expenses	11,847	7,872	18,858	15,397

Operating income	$20,100	$4,001	$39,934	$7,127

Rice Midstream Partners Segment

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except volumes)	2017	2016	2017	2016
Operating volumes:
Gathering volumes (MDth/d)	1,360	934	1,298	885
Compression volumes (MDth/d)	892	564	859	358
Water services volumes (MMGal)	424	335	789	797

Operating results:
Operating revenues:
Gathering revenues	$40,314	$26,249	$76,534	$51,934
Compression revenues	6,270	3,787	12,052	4,902
Water services revenues	25,793	16,511	46,541	44,254

Total operating revenues	72,377	46,547	135,127	101,090

Operating expenses:
Midstream operation and maintenance	9,701	4,187	17,880	12,733
Acquisition expense	496	—	496	73
Stock compensation expense	127	1,134	259	2,119
General and administrative	7,071	4,607	12,778	8,363
Depreciation, depletion and amortization	7,543	6,855	15,164	12,225
Amortization of intangible assets	406	403	808	811
Other expense	20	361	133	149

Total operating expenses	25,364	17,547	47,518	36,473

Operating income	$47,013	$29,000	$87,609	$64,617

Rice Energy Inc.

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDAX and Further Adjusted EBITDAX are supplemental non-GAAP financial measures that are used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net (loss) before non-controlling interest; interest expense; income taxes; depreciation, depletion and amortization; amortization of deferred financing costs; amortization of intangible assets; derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments; non-cash stock compensation expense; non-cash incentive unit expense; exploration expenses; and other non-recurring items. We define Further Adjusted EBITDAX as Adjusted EBITDAX after non-controlling interest and water revenue adjustment. Neither Adjusted EBITDAX nor Further Adjusted EBITDAX is a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

Management believes Adjusted EBITDAX is a useful measure to the users of our financial statements because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management believes Further Adjusted EBITDAX is useful because it allows them to assess the level of consolidated leverage of the company and compare this level to peers. The adjustments made to Adjusted EBITDAX to calculate Further Adjusted EBITDAX address the intercompany eliminations of items impacting Adjusted EBITDAX as a result of the consolidation of RMP, the outstanding indebtedness of which is consolidated with that of the company without regard to non-controlling interest. These adjustments include the addition of non-controlling interest as well as the addition of a water revenue adjustment attributable to charges for fresh water delivery services and produced water hauling services provided by RMP to RICE, a charge that generates revenue for RMP but does not have a corresponding expense at the RICE level, as such costs are capitalized.

Adjusted EBITDAX and Further Adjusted EBITDAX should not be considered as alternatives to, or more meaningful than, net income as determined in accordance with GAAP or as indicators of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX and Further Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX or Further Adjusted EBITDAX. Our computations of Adjusted EBITDAX and Further Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. We believe that these measures are widely followed measures of operating performance used by investors.

The following table presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to the GAAP financial measure of net income (loss).

(in thousands)	Three Months Ended June 30, 2017	Twelve Months Ended June 30, 2017
Adjusted EBITDAX reconciliation to net income:
Net income	$137,249	$22,344
Interest expense	27,269	104,596
Depreciation, depletion and amortization	145,904	487,300
Amortization of deferred financing costs	3,426	10,454
Amortization of intangible assets	406	1,631
Acquisition expense	2,408	8,168
Impairment of gas properties	—	113,208
Impairment of fixed assets	—	20,462
(Gain) loss on derivative instruments (1)	(103,558)	81
Net cash (payments) receipts on settled derivative instruments (1)	(17,390)	39,863
Non-cash stock compensation expense	6,411	33,605
Non-cash incentive unit expense	4,800	20,462
Income tax expense	33,917	18,000
Exploration expense	7,106	19,739
Loss on embedded derivatives	15,417	15,417
Other expense	—	6,508
Non-controlling interest attributable to midstream entities	(33,858)	(98,236)

Adjusted EBITDAX(2)	$229,507	$823,602

1.	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDAX on a cash basis during the period the derivatives settled.
2.	Excluded from the above Adjusted EBITDAX reconciliation is the impact of non-controlling interest and the elimination of intercompany water revenues between Rice Energy subsidiaries and Rice Midstream Partners of $33.9 million and $17.1 million, respectively, for the three months ended June 30, 2017 and $98.2 million and $56.4 million, respectively, for the twelve months ended June 30, 2017. When including these impacts, our Further Adjusted EBITDAX is $280.5 million and $978.2 million for the three and twelve months ended June 30, 2017, respectively. Our consolidated net debt to last twelve months Further Adjusted EBITDAX ratio is 1.5x. Also included in the above reconciliation is the non-controlling interest attributable to Rice Energy Operating LLC, as we view our business on a fully diluted basis.

Rice Energy Inc.

Supplemental Non-GAAP Financial Measure

(Unaudited)

Adjusted net income (loss) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted net income (loss) as net income (loss) before impairment of gas properties, impairment of fixed assets, derivative fair value (gain) loss, net cash receipts on settled derivative instruments, incentive unit expense, acquisition expense and other non-recurring items. Adjusted net income (loss) is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

We believe that many investors use adjusted net income (loss) in making investment decisions and in evaluating our operational trends and our performance relative to other oil and gas producing companies.

The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income.

(in thousands)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Reconciliation to net income attributable to Rice Energy Inc:
Net income	$137,249	$135,760
Non-controlling interest attributable to midstream entities	(33,858)	(61,692)
Impairment of gas properties	—	92,355
Gain on derivative instruments (1)	(103,558)	(88,779)
Net cash payments on settled derivative instruments (1)	(17,390)	(29,753)
Incentive unit expense	4,800	7,683
Loss on embedded derivatives	15,417	15,417
Income tax effect of reconciling items	39,900	1,219

Adjusted net income attributable to Rice Energy Inc.(2)	$42,560	$72,210

1.	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within adjusted net income on a cash basis during the period the derivatives settled.
2.	Excluded from the above Adjusted net income reconciliation is the impact of non-controlling interest of $33.9 million and $61.7 million for the three and six months ended June 30, 2017, respectively.

Rice Energy Inc.

Supplemental Non-GAAP Financial Measure

Finding and development cost (“F&D”) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define F&D as gross drilling and completion capital expenditures divided by gross estimated ultimate recovery.

Management believes that F&D is a useful measure to the users of our financial statements because it allows them to more effectively evaluate our operating performance and compare the results of our operations to other oil and gas producing companies.

Rice Energy Inc.

Supplemental Balance Sheet Data

(Unaudited)

The table below provides supplemental balance sheet data as of June 30, 2017.

(in thousands)	June 30, 2017
Cash and cash equivalents	$161,540
Long-term debt
Senior Secured Revolving Credit Facility	—
6.25% Senior Notes Due April 2022(1)	$889,104
7.25% Senior Notes Due May 2023(2)	392,175
Midstream Holdings Revolving Credit Facility	112,500
RMP Revolving Credit Facility	206,000

Total long-term debt	$1,599,779

Net debt	$1,438,239

1.	Net of unamortized deferred finance costs and original discount issuances of $10,896 (in thousands).
2.	Net of unamortized deferred finance costs and original discount issuances of $7,825 (in thousands).

Rice Energy Inc.

Derivatives Information

(Unaudited)

This table provides data associated with our derivatives as of July 20, 2017 for the periods indicated:

All-In Fixed Price Derivatives	Rem. 2017	2018	2019	2020	2021
NYMEX Natural Gas Swaps:
Volume Hedged (BBtu/d)	724	665	445	570	338
Wtd Average Swap Price ($/MMBtu)	$3.22	$3.00	$2.92	$2.92	$2.85

NYMEX Natural Gas Collars:
Volume Hedged (BBtu/d)	290	285	190	—	—
Wtd Average Floor Price ($/MMBtu)	$3.08	$3.15	$3.00	$—	$—
Wtd Average Call Price ($/MMBtu)	$3.73	$3.63	$3.50	$—	$—

NYMEX Natural Gas Calls:
Volume Hedged (BBtu/d)	90	120	130	135	20
Wtd Average Price ($/MMBtu)	$3.54	$3.32	$3.51	$3.47	$3.70

NYMEX Natural Gas Deferred Puts:
Volume Hedged (BBtu/d)	90	30	20	—	—
Wtd Avg. Net Floor Price ($/MMBtu)	$2.60	$2.77	$2.80	$—	$—

NYMEX Volume Excl Calls (BBtu/d)	1,104	980	655	570	338
NYMEX Volume Incl Calls (BBtu/d)	1,194	1,100	785	705	358
Swap, Collar & Put Floor ($/MMBtu)	$3.13	$3.04	$2.94	$2.92	$2.85

Waha Natural Gas Swaps
Volume Hedged (BBtu/d)	68	22	9	—	—
Wtd Average Swap Price ($/MMBtu)	$3.05	$3.01	$3.29	$—	$—

Dominion Natural Gas Swaps
Volume Hedged (BBtu/d)	235	257	92	—	—
Wtd Average Swap Price ($/MMBtu)	$2.21	$2.23	$2.34	$—	$—

Total Fixed Price Derivatives
Volume Hedged Excl. Calls (BBtu/d)	1,406	1,259	756	570	338
Volume Hedged Incl. Calls (BBtu/d)	1,496	1,379	886	705	358
Wtd Average Swap Price ($/MMBtu)	$2.97	$2.87	$2.87	$2.92	$2.85

Basis Contract Derivatives
Appalachian Basis
Volume Hedged (BBtu/d)	550	361	450	515	340
Wtd Average Swap Price ($/MMBtu)	$(1.07)	$(0.65)	$(0.58)	$(0.56)	$(0.54)

Other Basis (MichCon/Gulf Coast)
Volume Hedged (BBtu/d)	494	302	167	73	20
Wtd Average Swap Price ($/MMBtu)	$(0.12)	$(0.13)	$(0.15)	$(0.14)	$(0.12)

Total Basis Swaps
Volume Hedged (BBtu/d)	1,044	663	617	588	360
Wtd Average Swap Price ($/MMBtu)	$(0.62)	$(0.42)	$(0.47)	$(0.51)	$(0.51)

WTI Swaps
Volume Hedged (Bbls/d)	50	—	—	—	—
Wtd Average Swap Price ($/bbl)	$45	$—	$—	$—	$—

NGL Swaps
Volume Hedged (Bbls/d)	496	—	—	—	—
Wtd Average Swap Price ($/bbl)	$15	$—	$—	$—	$—